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                                                                    Exhibit 23.3

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2004, with respect to the financial statements of Jasc Software, Inc. included in the Registration Statement on Form F-1 and related Prospectus of Corel Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 17, 2006